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                                                                  EXHIBIT 10.9




                             DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT, is made as of the 16th day of January, 1996, by and between Template Software, Inc., a Maryland corporation with a place of business at 13100 Worldgate Drive, Suite 340, Herndon, VA 22070 (hereinafter "Consultant") and Wyatt Preferred Choice, LLC, with a place of business at 1850 M Street N.W., Suite 750, Washington, DC 20036 (hereinafter "Buyer").

1. Services to be provided. While this Agreement is in effect and as requested by Buyer, Consultant shall provide computer programming, system analysis, design, training, data processing, consulting or related services (the "Services") as further described in Schedule A (the "Work Order") and in such additional Work Orders that the parties may sign from time to time. The Work Order shall set forth, at a minimum, (a) the statement of work, (b) the payment schedule for the applicable services, (c) the schedule of milestones,
(d) deliverables and delivery dates, (e) acceptance criteria (fixed price Work Orders only), and (f) reporting requirements.

2. Changes to Services. Either party may request a change to the Services set forth in a Work Order pursuant to a written change order ("Change Order"). Each Change Order shall identify specifically and modifications to the Services as described in a Work Order, including, without limitation, modifications to tasks, timetables, deliverables, fees and charges, and staffing. Within ten (10) days after the receipt of a Change Order, the parties shall discuss the availability of personnel and resources to fulfill such Change Order and the resulting adjustments to the Services as described in the Work Order. Consultant, or Buyer, as applicable, shall have no obligation to commence work in connection with any Change Order until such Change Order is executed by both parties. Each Change Order executed by Buyer and Consultants shall be incorporated into and constitute an amendment to this Agreement. The terms of any Change Order shall control over any inconsistent provisions set forth in the Agreement or any Work Order.

3. Progress Reports. Upon Buyer request from time to time, Consultant shall provide Buyer with a status report of Consultant's activities relating to a Work Order, including an explanation of actual or anticipated problem areas.

4. Work Rules and Regulations. Unless otherwise set forth in the Work Order, Consultant shall perform Services at the location of Consultant set forth in the first paragraph of this Agreement, or such other places as may be required from time to time and mutually agreed to by the parties. Unless otherwise stated in the Work Order, the employees and contractors of each party shall observe the work rules and security regulations while performing work on the others parties premises.



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5.       Fees and Expenses.

         (a) The fee paid to the Consultant and the method and timing of the payment shall be stated in the Work Order.

         (b) The fees for the services do not include local, state, or federal sales, use, excise or similar taxes or duties, and such taxes shall be the sole responsibility of the Buyer. In no event shall the Buyer be responsible for taxes based on the income of the Consultant.

6.       Term and Termination.

         (a) This Agreement shall become effective as of the date first written above and shall continue until December 31, 1997, provided that this Agreement shall not terminate until the completion of all Work Orders executed by the parties. The parties may mutually agree to extend the term of this Agreement.

         (b) Either party may terminate this Agreement immediately if the other party breaches or is in default of any material obligation hereunder which default is incapable of cure within thirty (30) days after receipt of notice of such default (or such additional cure period as the non-defaulting party may authorize in its sole discretion).

         (c) Either party may terminate this Agreement if the other (i) becomes insolvent; (ii) makes a general assignment for the benefit of creditors; (iii) files or has filed against it a petition of bankruptcy pursuant to Chapter 7 of the Bankruptcy Code or Chapter II or 13 of the Bankruptcy Code and such party does not within sixty (60) days of such filing, assume the obligations under this Agreement as a debtor-in-possession; (iv) suffers or permits the appointment of a receiver for its business; or (v) has wound up or liquidated, voluntary or otherwise. If the above events occurs, that party shall immediately notify the other party of its occurrence.

7.       Consequences of Termination.

         (a) Upon termination of the Agreement for any reason, Buyer's sole obligation, subject to specific termination provisions set forth in the applicable Work Orders, shall be to pay Consultant for services actually rendered under this Agreement. For fixed price Work Orders, such payment shall be the Service Fees prorated based upon days elapsed in the period of performance.

         (b) Upon termination of any Work Order due to Consultant's breach of this Agreement or such Work Order, Consultant shall within fifteen (15) days thereafter, provide Buyer with all work-in progress, memoranda, notes, records, drawings, manuals, computer software, and other documents or materials that relate to the Services provided pursuant to such Work Order.

         (c) The following sections shall survive the expiration or termination of this Agreement for any reason: 7 through 15 and 17 through 21.

8. Work Product and Inventions. ALL materials developed, generated or produced by Consultant or Consultant Personnel under a Work Order, including computer software, documentation, flow charts, diagrams, specifications, reports and data ("Work Product") shall be


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Buyer's sole and exclusive property.  Consultant and Consultant Personnel shall have no proprietary interest in the Work Product. An invention, product, computer program, or specification, which is produced as a result of this Agreement or any Work Order, whether patentable or unpatentable, which is made, or first actually or constructively reduced to practice by Consultant or Consultant Personnel ("Inventions") shall be Buyer's property. Consultant shall promptly disclose all Inventions to Buyer. Notwithstanding the foregoing, Work Product and Inventions shall not include Consultant Property or extensions thereto which are identified in the Work Order.

9. License. Prior to providing Services under this Agreement pursuant to any Work Order, Consultant shall either license or identify to Buyer in writing, any technology, information, computer programs or other documentation owned by or licensed to Consultant which will be useful or necessary to use the Work Product ("Consultant Property"). Consultant and Buyer shall execute a license agreement relating to the use of such Consultant Property in the form attached hereto as Schedule B (the "License Agreement").

10. Proprietary Information. While performing the Services, Consultant has been or may be given access to information which Buyer considers to be proprietary and confidential (collectively, "Proprietary Information") which includes without limitation;

         (a) any data or information that is competitively sensitive material, and not generally known to the public, including information relating to product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of Buyer, its Affiliates and the customers, clients and suppliers of any of the foregoing;

         (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords Buyer a competitive advantage over its competitors.

         (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, data, databases, inventions, know-how, show-how and trade secrets, whether or not patentable, or copyrightable;

         (d)     Work Product and Inventions; and

         (e) all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills or material, equipment, prototypes and models, and any other tangible manifestation of the foregoing which now exist or come into the control or possession of Consultant.

         Consultant shall use reasonable care to safeguard the Proprietary Information and to prevent the unauthorized use of disclosure thereof. Unless one of Buyer's officers has given written permission, Consultant shall not disclose to anyone outside of Buyer, or use in other than Buyer's business any Proprietary Information received from Buyer or for Buyer from any other Person. These restrictions shall apply during and after Consultant's engagement with Buyer. Any


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copies or reproductions of the Proprietary Information shall bear the patent, copyright, trademark or proprietary notices contained in the original. Upon Buyer's request, but in any event upon termination of this Agreement, Consultant shall surrender to Buyer all memoranda, note, records, drawings, manuals, computer software, and other documents or materials (and all copies of them) relating to or containing Proprietary Information. Consultant shall disclose or give access to Proprietary Information only to Consultant Personnel having a need-to-know in connection with Consultant's engagement with Buyer and only for use in connection therewith. Consultant shall advise Consultant Personnel having access to or developing Proprietary Information of the confidential and proprietary nature thereof. If Consultant learns of any unauthorized use, or disclosure of Proprietary Information by any Consultant Personnel or former Consultant Personnel it shall promptly advise Buyer in writing.

11. Irreparable Harm. Consultant acknowledges that use or disclosure of any Proprietary Information in a manner inconsistent with this Agreement will give rise to irreparable injury to Buyer inadequately compensable in damages. Accordingly, in addition to any other legal remedies which may be available, at law or in equity, Buyer shall be entitled to equitable or injunctive relief against the unauthorized use or disclosure of Proprietary Information.

12. Warranties. Consultant represents and warrants that: (a) Consultant is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland; (b) Consultant has full power and authority to execute, deliver and perform this Agreement, each Work Order and any agreement supplementary hereto; (c) this Agreement, each Work Order and any agreement supplementary hereto has been duly authorized, executed and delivered by Consultant and is the legal, valid and binding obligation of Consultant in accordance with their respective terms; (d) Consultant has the proper skill, training and background to perform in a competent and professional manner the work set forth in each Work Order; (e) the Services shall not be performed in violation of any applicable law, rule or regulation, and Consultant shall have obtained all permits necessary (if any) to comply with such laws, rules and regulations; (f) Consultant has not had notice of, or knowledge of any basis for, a claim against Consultant that the Work Product, Inventions or Services infringe any Intellectual Property of any Person; (g) Consultant has full right, title and authority to perform the obligations and grant the rights and licenses granted in this Agreement; and (h) Buyer shall receive free, good and clear title to all Work Product and Inventions. As used herein, the term "Intellectual Property" means any patent, trademark, service mark, trade dress, logo, trade name, copyright, mask work, trade secret, confidential information or other proprietary right.

13. Personal Injury and Property Damage. Consultant shall be liable for and shall indemnify, defend and hold Buyer, its officers and directors, harmless against any claim, loss or damage, including reasonable attorneys' fees, arising from the gross negligence or willful misconduct of Consultant or Consultant Personnel for personal injury or death, or damage to personal or real property.


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14.      Intellectual Property Indemnification.  Consultant shall indemnify, defend and hold harmless Buyer, its Affiliates, any end user and their respective successors, and assigns, including any customers, from all losses, liabilities, damages, and claims (including taxes), and all related costs and expenses, including reasonable attorneys' fees and costs of investigation, litigation, settlement, judgment, interest and penalties ("Claim") relating to the Work Product, Inventions or Services supplied hereunder, based on any actual or alleged infringement of a third Person's Intellectual Property. If any such claim arises, or if in Consultant's judgment is likely to arise, Buyer agrees to allow Consultant, at Consultant's option, to procure the right for Buyer, its Affiliates and their respective end users to continue to exercise its rights and licenses granted herein, or to replace or modify the Work Product, Inventions or Services in a functionally equivalent manner so they become non-infringing. The foregoing remedial actions, however, shall not relieve Consultant of its indemnity obligations with respect to any Claim that may be incurred with respect to Work Product, Inventions or Services supplied hereunder. Notwithstanding the foregoing, Consultant's obligations shall not apply to any Claim that may be incurred with respect to the Work Product, Inventions or Services supplied hereunder if (a) the applicable Work Product, Inventions or Services were performed or prepared (as applicable) at Buyer's specific instruction.

15. Conditions of Indemnity. The foregoing indemnity obligations shall be contingent upon: (a) Buyer giving written notice to Consultant of any claim, demand, or action for which indemnity is sought promptly after Buyer becomes aware of such claim, demand or action and (b) Buyer cooperating fully in the defense or settlement of any such claim, demand, or action.

16. Insurance. While Consultant is performing the Services, Consultant shall, at its own cost and expense, obtain and maintain in full force and effect, the following insurance coverage: (a) workers' compensation and disability insurance with minimum limits of $100,000; (c) automobile liability insurance with minimum limits of $500,000/$100,000 for bodily injury and $100,000 for property damage; and (d) general comprehensive liability insurance for suitable umbrella insurance with minimum single limit coverage of $1,000,000.

17. Exclusion of Certain Damages. In no event shall either party or their respective affiliates be liable to the other or any of their affiliates for any consequential, indirect, special, or incidental damages or lost profits of any kind whatsoever, regardless of the basis of the claim, whether in contract, tort, strict liability, or other legal or equitable theory, whether or not such party has been advised of the possibility of such potential loss or damage.
The foregoing limitations shall not apply to consultant's obligations of indemnity set forth in Section 14.

18. Limitation of Liability. Except for claims pursuant to Section 14, in no event shall either party or any affiliate of either party be liable for amounts in excess of the direct damages for its breach of this Agreement up to the amount set forth in the Work Order relating thereto.

19. Solicitation of Personnel. Subject to the limitations imposed by applicable law, during the term of this Agreement and for one (1) year afterward, neither party shall solicit the employment,


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directly or indirectly, of any employee of the other party with whom such party had contact pursuant to this Agreement.

20. Independent Contractors. Buyer and Consultant are acting hereunder as independent contractors. Consultant shall not be considered or deemed to be an agent, employee, joint venturer, or partner of Buyer. Consultant Personnel shall not be considered employees of Buyer and shall not be entitled to any benefits that Buyer grants its employees. If any federal, state or local government agency, any court or any other applicable entity determines that any Consultant Personnel is an employee of Buyer for any purpose, Consultant shall indemnify, defend and hold harmless Buyer, its officers and directors from all liabilities, costs and expenses (including but not limited to reasonable attorneys' fees) associated with such determination. Consultant shall be responsible for the conduct of Consultant Personnel.

21. General. This Agreement and its Schedules constitute the complete and exclusive statement of agreement between the parties, which supersedes and merges all prior proposals and all other agreements, oral and written, between the parties relating to the subject matter of this Agreement. This Agreement may be modified only in writing signed by both parties. As used herein, "Person" shall mean any general limited partnership, limited partners, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require. The waiver or failure of either party to exercise any right provided for herein shall not be deemed a waiver of any further right hereunder. This Agreement is personal to Consultant and Consultant may not assign its rights or delegate its duties or obligations under this Agreement to any Person, except as provided for in a Work Order. Buyer may assign this Agreement to any Affiliate, or as part of the sale of that part of its business which includes the Work Product and Inventions or pursuant to a merger, consolidation or other reorganization, without Consultant's consent, upon notice to Consultant. This Agreement shall bind and benefit Buyer, its successors and assigns. This Agreement and performance hereunder and actions related hereto shall be governed by the internal laws of the Commonwealth of Virginia without giving effect to those principles governing conflicts of laws. Any notice given under this Agreement shall be in writing and addressed as shown on page 1. A notice shall be effective (a) upon receipt if delivered by hand or (b) three (3) days after deposit in the U.S. mails, postage prepaid, certified mail return receipt requested. Either party may change its address at any time by giving written notice of the change. In the event of a conflict between this Agreement, any Work Order or a Change Order, the terms of a Change Order which conflict with the terms of a Work
Order or the Agreement shall prevail over the terms of the relevant Work Order or Agreement; and the terms of a Work Order which conflict with the terms of the Agreement shall prevail over the terms of the Agreement.





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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Template Software, Inc.                        Wyatt Preferred Choice, LLC



By:       Andrew B. Ferrentino                 By:        Lew Priven
       -----------------------------                   -----------------------

Name:     Andrew B. Ferrentino                 Name:      Lew Priven
       -----------------------------                   -----------------------

Title:       President                         Title:  Chief Operating Officer
       -----------------------------                   -----------------------






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